Exhibit 4.2

SERIES A DEBENTURE

DISASTER PREPAREDNESS SYSTEMS INC.
(Incorporated in Nevada as Global Preparedness Systems, Inc.
name change being applied for)

No. ____

1.     For value received, DISASTER PREPAREDNESS SYSTEMS, INC.  (hereinafter called "the Company") hereby acknowledges itself indebted and promises to pay to ______________or other registered holder hereof for the time being (hereinafter referred to as the "Holder" hereof) the principal amount of __________________ in lawful money of Canada at the Registered Office of the Company in Vancouver, British Columbia, together with interest calculated from the 23rd day of September, 2005, at the annual rate of twelve and one half (12.5%) percent, and shall be payable after as well as before maturity and after as well as before default, with interest on amounts in default at the same rate. Interest at the aforementioned rate shall be payable to the Holder upon redemption commencing September 23rd, 2005 or until the principal sum of the Debenture has been retired.

The principal sum is due and payable on September 23rd, 2007 (the "Maturity Date").

There shall be no prepayment penalties assessed. Payment of principal and interest shalt be made only upon presentation of the Debenture by the Holder hereof to the Company at its registered office and after notation has been made hereon of such payment as a condition precedent thereto.

2.    This debenture is one of a series which shall not exceed the aggregate of FIVE HUNDRED THOUSAND ($500,000) DOLLARS and all debentures in this series shall rank pari passu without preference or priority one over another.

3.    The Company shall keep at its records office in Vancouver, British Columbia, a register of holders of its registered debentures in which there shall be entered the names, addresses and description of the Holder hereof. This debenture may be transferred only by a transfer in writing signed by the Holder hereof or his legal personal representative and will only be effective as regards the Company when delivered at the Company's registered office in Vancouver, British Columbia, accompanied by this Debenture together with such evidence of identity or title as the Company may reasonably require. Thereupon the Company will record such transfer on its books and issue a new Debenture to the transferee in exchange for this Debenture. The charge contained in such a new Debenture shall rank in all respects pari passu with the charge contained in the Debenture originally issued.

4.    The person in whose name this Debenture shall be registered shall be deemed and regarded as the owner and Holder hereof for all purposes and the payment to and receipt of the Holder as the case may be for any principal monies or interest hereby secured shall be a good discharge to the Company for the same and the Company shall not be bound to enter into the register notice of any trust or to inquire into the title of any such Holder hereof or to recognize any trust or equity affecting the title hereof save as ordered by some Court of competent jurisdiction or as required by Statue.

5.
(a)   Subject to the provisions of this Debenture the Holder shall have the right at the time of the IPO and up to and including the close of business on the thirtieth (30) day thereafter, to convert such Debenture into units of the Company by applying such amount of the principal amount of this Debenture and interest as the Holder shall by notice in writing to the Company elect to convert into units at the "conversion price". The conversion price shall be the share price of the companies IPO in lawful money of Canada per unit; each unit will consist of two (2) common shares of the Company.

(b)   The Holder of this debenture desiring to exercise his right of conversion shall present, or in the event the Holder wishes to convert the full principal portion of the Debenture and interest, surrender such Debenture together with a written notice in form satisfactory to the Company, to the Company at its registered office and in compliance with all reasonable requirements of the Company, the Holder or its nominee or assignee shall be entitled to be entered in the books of the Company as at the date of such surrender or such Debenture as the holder of the number of common shares into which such principal portion of the Debenture as is being converted in accordance with the notice from the Holder. In addition, the Company shall, in accordance with the said notice from the Holder, deliver or cause to be delivered a share certificate for the number of units into which the principal portion or part thereof of the Debenture is being converted. In the event a portion only of this Debenture is to be converted to units of the Company, then the Company shall record the conversion on its Minute Book, setting out the amount of the conversion, the unconverted portion, and the date of conversion. The amount of principal hereby secured and converted into units, shall to the extent such conversion takes places, be good discharge to the Company for same.

(c)   For the purpose of this section "common shares" shall mean and include the common shares in the capital of the Company as constituted on the 23rd day of September, 2005.

Accordingly:

(i)    in the event of any subdivision or a change of common shares of the Company while any of the Debentures of this series are/is outstanding into a greater number of shares the Company shall deliver at the time of the exercise of the right of conversion of such Debenture or any portion thereof and the Holder shall accept without making any additional payment or giving any additional consideration therefor, in addition to the number of common shares to which the Holder was theretofore entitled, upon conversion such additional number of shares as such Holder would have received as a result of such subdivision or change if the right to convert such Debenture had been exercised prior to the time of such subdivision or change;

(ii)    in the event of any consolidation of common shares if the Company while any of the Debentures of this series are outstanding into a lesser number of shares, the Company shall deliver at the time of the exercise of the right of conversion of such Debenture or any portion thereof and the Holder shall accept in lieu of the number of common shares to which it was theretofore entitled upon conversion, such lesser number of shares as such Holder would have received as a result of such consolidation if the right to convert such Debenture had been exercised prior to the time of such consolidation;

(iii)    in the event of any reclassification of common shares of the Company while any of the Debentures in this series are outstanding, the Company shall deliver at the time of the conversion of this Debenture or any portion thereof and the Holder shall accept in lieu of the number of common shares to which it was theretofore entitled upon conversion the number of shares of the appropriate class resulting form such reclassification if the right to convert such Debenture had;

(d)   The Company covenants that there shall be reserved by the Company unissued shares solely for the purpose of fulfilling its obligations under this Debenture in respect to the conversion of such Debentures such number of common shares as shall from time to time be sufficient to fully provide for the conversion on the terms hereof of this Debenture;

(e)   Notwithstanding any other provision of this Debenture in the event that prior to the exercise of the right of conversion herein contained, the Company shall have given notice of redemption of this Debenture in whole or in part, the right of conversion herein contained shall be convertible within 30 days after such notice of redemption.

6.    The Company shall have the right at its option in the manner hereinafter in this section provided to redeem prior to their maturity at any time the whole or from time to time any part of the principal amount of this Debenture by the payment of the principal amount of the debenture or portion thereof being redeemed. In the event a portion only of the Debenture is to be redeemed, then the company shall record the redemption on its Minute Book, setting out the amount of the redemption, the unredeemed portion, and the date of redemption. The amount of principal hereby secured and redeemed shall, to the extent of such redemption, be good discharge to the Company.

7.    Notice may be served upon the Holder by sending it through the post in a prepaid letter addressed to the Holder hereof at its registered office. Any notice to be given to the Company by the Holder hereof may be given by sending it through the post in a prepaid letter addressed to the Company at its registered office in Vancouver, British Columbia. Any such notice served by post shall be deemed to have been served on the expiration of 24 hours after it is posted and in proving service of any such notice it shall be sufficient to prove that the letter containing the notice was properly addressed and put into the post office at the place of mailing.

8.    Any waiver of any of the terms hereof by the Holder shall not invalidate or modify the terms hereof or in any way be construed as a precedent for further waivers nor shall it prejudice the rights of the Holder by reason of such specific waiver.

9.    IN WITNESS WHEREOF the Company has executed this Debenture as of the 23rd day of September, 2005.

DISASTER PREPAREDNESS SYSTEMS INC.

Per:

Per: